UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2005

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01: Other Events

On July 29, 2005, TECO Synfuel Holdings, LLC, an indirect subsidiary of TECO Energy, Inc., sold an eight percent (8%) membership interest in Pike Letcher Synfuel, LLC (Pike Letcher Synfuel). Pike Letcher Synfuel is engaged in the production and sale of synthetic fuel from bituminous coal and a reagent.

This is the third transaction involving a sale of membership interests in Pike Letcher Synfuel. A 49.5% membership interest was sold in April 2003 and an additional 40.5% membership interest was sold in May 2004. TECO Energy, Inc., through its subsidiaries, is retaining a two percent (2%) interest in Pike Letcher Synfuel.

Proceeds from this sale could reach $43.5 million, most of which would be paid in monthly installments over the period July 2005 to December 2007. Because the purchase price is related to the value of tax credits generated over the next two and one-half years, it is subject to a reduction to the extent the credit is limited due to the average domestic oil price for a particular year exceeding the benchmark designated for that year by the Department of Energy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2005	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

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